UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       August 2, 2010

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	333-122531	58-2171386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 South Broad Street Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (229) 246-6536

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On August 2, 2010, Bradley D. Bellville, the President and current Chairman of The Money Tree Inc. (the “Registrant”), purchased a controlling equity interest in the Registrant. Mr. Bellville purchased 1,962 shares of the Registrant’s Class A voting common stock and 8,954 shares of the Registrant’s Class B non-voting common stock, which represents 73.05% and 33.34%, respectively, of the total of such shares outstanding.

Mr. Bellville purchased the shares from the Vance R. Martin GST Exempt Family Trust (the “Vance R. Martin Family Trust”) f/b/o W. Derek Martin, the Registrant’s former Chairman and son of the Registrant’s founder, for a total purchase price of $750,000. Of the purchase price, $100,000 was paid in cash at the closing with the remainder financed by the Vance R. Martin Family Trust.

The remainder of the Registrant’s outstanding shares are held by the Vance R. Martin Family Trust f/b/o Jefferey V. Martin, one of the Registrant’s directors and son of the Registrant’s founder, and f/b/o Grace M. Johnston, daughter of the Registrant’s founder. After the closing, the Registrant’s outstanding shares were owned as follows:

Class A Voting Common Stock

Bradley D. Bellville	1,962 shares	73.05%
The Vance R. Martin Family Trust f/b/o Jefferey V. Martin	362 shares	13.48%
The Vance R. Martin Family Trust f/b/o Grace M. Johnston	362 shares	13.48%

	2,686 shares	100.00%

Class B Non-Voting Common Stock

Bradley D. Bellville	8,954 shares	33.34%
The Vance R. Martin Family Trust f/b/o Jefferey V. Martin	8,953 shares	33.33%
The Vance R. Martin Family Trust f/b/o Grace M. Johnston	8,953 shares	33.33%

	26,860 shares	100.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONEY TREE INC.

Dated: August 4, 2010	By:	/s/ Steven P. Morrison
Name: Steven P. Morrison
Title: Chief Financial Officer

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